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                                                       EXHIBIT 24.1

                        POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Kendrick B. Melrose, Stephen
P. Wolfe and J. Lawrence McIntyre, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 relating to the registration under the Securities Act of 1933 of common stock (including the associated preferred share purchase rights) of The Toro Company (the "Company") and the Contingent Payment Rights issuable pursuant to the Agreement and Plan of Merger dated as of October 23, 1997 providing for the merger of EMCI Acquisition Corp., a Nebraska corporation and wholly owned subsidiary of the Company, with and into Exmark Manufacturing Company Incorporated, a Nebraska corporation, and any or all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such state commissions and other agencies as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, this Power of Attorney has been signed on the 22nd day of October, 1997, by the following persons.

/s/ Kendrick B. Melrose              /s/ Ronald O. Baukol
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Kendrick B. Melrose                  Ronald O. Baukol


/s/ Robert C. Buhrmaster             /s/ Janet K. Cooper
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Robert C. Buhrmaster                 Janet K. Cooper


/s/ Alex A. Meyer                    /s/ Robert H. Nassau
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Alex A. Meyer                        Robert H. Nassau


/s/ Dale R. Olseth                   /s/ Edwin H. Wingate
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Dale R. Olseth                       Edwin H. Wingate